EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Murphy Oil Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-142789, 333-177206, 333-184286 and 333-192672) on Form S-8 and in the registration statement (Nos. 333-184287 and 333-207463) on Form S-3 of Murphy Oil Corporation of our reports dated February 24, 2017, with respect to the consolidated balance sheets of Murphy Oil Corporation and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and stockholders’ equity for each of the years in the three-year period ended December 31, 2016 and related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of Murphy Oil Corporation.

Our report dated February 24, 2017 refers to a  change in accounting for deferred taxes.

/s/KPMG

Houston, Texas February 24, 2017

Ex. 23-1